John Bujan                                                         EXHIBIT 10.10
VP, General Counsel and Secretary
ONTRACK Data International, Inc.
9023 Columbine Road
Eden Prairie, MN 55347

Re:      Amendment to employment letter of February 28, 1996

Dear John:

I am writing to express Ontrack's agreement on your employment situation following the termination of the merger between ONTRACK and Legato.

1. You will continue to hold the executive officer positions of Vice President, General Counsel and Secretary.
2.       You will have a new base salary effective 2/1/00 of $166,002 per year.
3. Your severance package is confirmed at one year post-termination salary continuation and benefits at your base salary level just prior to termination.
4. In addition to your present severance benefits, any decrease in salary, or change in reporting responsibility or duties or title without your consent due to a change in control of Ontrack will be the equivalent of a "termination" entitling you to the severance set forth in number 3 above (excluding gross misconduct, criminal behavior in work-related areas, or violation of your non-competition and confidentiality obligations under written agreement.
5. Your options under the '95 Option Plan will be deemed amended to conform to the "change in control" accelerated vesting provisions of your other options under the '96 Stock Incentive Plan. Your option agreements under any plan will be modified if necessary to state that in the event of change in control of the Company, all options become 100% vested. The exercise period in the event of a change in control will be one of the following:
         a) If you elect to stay with the new company in a new position, the exercise period will coincide with the normal expiration of each individual option grant.
         b) If you leave the Company as part of the severance arrangement in item 4 above, you will have a period of 3 years from the last date of employment to exercise your stock options.
6. You will be offered 30,000 additional Ontrack options effective the date of this letter after market close.

All other terms and conditions to remain the same.

Sincerely,

Mike Rogers
CEO and Chairman

Agreed:   /s/ John Bujan
          ------------------------
          John Bujan
          February 2, 2000